TOP AIR MANUFACTURING, INC. AND SUBSIDIARY

                                 EXHIBIT 10 (a)

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 6th day of November, 1992, by and between TOP AIR MANUFACTURING INC., a corporation organized and existing under the laws of the State of Iowa (hereinafter called "Employer"), and STEVEN R. LIND, a resident of the State of Iowa (hereinafter called "Employee").

         WHEREAS, Employer represents that it wishes to employ said Employee under any and all terms set forth in this Agreement; and

         WHEREAS, Employee represents and is willing to work diligently for said Employer under any and all terms set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants of the parties hereto, it is agreed as follows:

         1. EMPLOYMENT. Employer hereby employs Employee to assume the responsibilities of President and Chief Operating Officer of Employer or such other senior management responsibilities as the Board of Directors of Employer (the "Board") may from time to time prescribe, and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. Employer and Employee acknowledge and agree that Employee's senior management responsibilities may apply to some or all of the operations or divisions of Employer, as determined by the Board from time to time.

         2. TERM. The term of this Agreement shall begin on November 6, 1992 and shall extend until terminated by Employer pursuant to paragraph 10(a) or 10(b) below, or until terminated by Employee pursuant to paragraph 10(c) below.

         3. DUTIES. Employee agrees that during his period of employment he will serve Employer on a full-time basis faithfully, diligently, confidently and to the best of his ability, and shall perform all duties incident to the offices he may hold from time to time, and all such further duties as may reasonably be assigned to him from time to time by the Board pursuant to paragraph 1 hereof.

         4. COMPENSATION. In full consideration of the services to be rendered by Employee during the term of this Agreement, the Employer shall compensate him as follows:

                  (a) He shall receive a fixed annual salary of $52,500 payable semi-monthly.

                  (b) Employee shall be entitled to receive employee benefits including, but not limited to medical insurance, life insurance, disability insurance, and pension benefits or similar plans or programs now existing or hereafter established to the extent that he is eligible under the general provisions of the applicable plans, provided however, that the Board may increase or decrease these benefits as long a Employee is not discriminated against.

         5. EXTENT OF SERVICE. Employee shall devote his entire time, attention and energies to the business of the Employer, and shall not, during the term of this Agreement, be engaged in other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.

         6. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that the financial or other affairs of the Employer, as they may exist from time to time, are valuable, special and unique assets of the Employer, and Employee agrees that he shall not, during or after the term of his employment, disclose financial or other affairs of the Employer or any portion thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except for any bona fide Employer business purpose designated and approved by the Board.

         7. DISCLOSURE OF TRADE SECRETS. Employee further recognizes and acknowledges that the secret processes, procedures, list of customers, bidding methods, all discoveries and inventions, together with all knowledge and information which the Employee shall acquire during the term of this Agreement affecting the business of the Employer, are valuable, special and unique assets of the Employer, and Employee agrees that he shall not, during or after the term of his employment, disclose said secret processes, procedures, list of customers, bidding methods, any discoveries and inventions, together with any knowledge and information which the Employee shall acquire during the term of this Agreement affecting the business of the Employer, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except for any bona fide Employer business purpose designated and approved by the Board. The Employee further agrees not to divulge or publish or authorize anyone else to divulge or publish during or after the term of this Agreement knowledge of said secret processes I procedures, list of customers, bidding methods, discoveries or inventions or any other confidential information acquired in the course of his employment concerning the Employer's business.

         8. RESTRICTIVE COVENANT - NON-COMPETITION. Employee agrees that on the termination for any reason whatsoever of his employment with the Employer, he will not, for a period of two (2) years from the date of such termination, directly or indirectly engage in or own any part of any company engaged in the same or similar competitive line of business carried on by the Employer or work, on a full-time, part-time or consultant basis, for any corporation, partnership, sole proprietorship or any other legal entity engaged in such business or similar competitive line of business within any of the States of Iowa, Illinois, Indiana or Minnesota, nor will he in any way directly or indirectly, attempt to hire the Employer's employees or take away any of the Employer's business or customers or destroy, injure or damage the goodwill of the Employer with its customers.

         Employee further agrees that in the event that the Employer, its successors or assigns, shall bring any action for the enforcement of any or all provisions of this covenant not to compete, and if the Court shall find on the basis of the evidence introduced in said action that this paragraph 8 is unreasonable then the Court shall make a finding as to what is reasonable and shall enforce this Agreement by judgment or decree to the extent of such finding.

         9. OWNERSHIP OF INVENTIONS. Employee promises and agrees that he will disclose fully and reveal promptly to Employer any and all inventions, discoveries, processes, methods, designs, products and know-how, which Employee may invent, discover, acquire or develop, either alone or in conjunction with others, during Employee's employment by Employer (hereinafter collectively referred to as "Discoveries"), where said Discoveries (i) relate to, or in any way pertain to or are connected with the business of Employer, or (ii) were developed at Employer's expense or on its premises, or (iii) resulted directly or indirectly from such employment by Employer, or relate to articles or products made, sold, used or bought by Employer, or (iv) were being considered for design, development, sale, purchase or use by Employer during such employment by Employer, and Employee further promises and agrees that said Discoveries shall be the sole and exclusive property of Employer; and Employee, whenever requested to do so by Employer, and without further compensation or consideration shall properly execute any and all applications, assignments and other instruments which Employer shall deem necessary in order to (a) apply for and obtain, in the name of Employer, a patent, trademark or copyright for said Discoveries, and (b) assign and convey to Employer the sole and exclusive right, title and interest in and to said Discoveries, and any applications, patents, trademarks or copyrights thereon. Employee hereby warrants, represents and confirms that he neither holds nor has any interest in any patent, patent right, patent application, trademark, trademark application, license agreement or copyright related in any way to the business of Employer; and Employee further agrees that any future application for any patent, patent right, trademark or copyright for any of said Discoveries shall be made in the name of Employer.

         Employee agrees that, in the event that subsequent to his employment, his assistance is needed to secure, defend, or enforce any patent, trademark or copyright, Employee will provide any such assistance and Employer will pay reasonable compensation for his time at a rate to be negotiated.

         Employee acknowledges that the restrictions contained in this paragraph 9 are reasonable and necessary in order to protect Employer's legitimate business interests and any violation thereof would result in irreparable injury to Employer. Employee further acknowledges and agrees that in the event of any violation hereof, Employer shall be authorized and entitled to seek, from any court of competent jurisdiction, (i) preliminary and permanent injunctive relief; (ii) an equitable accounting of all profits or benefits arising out of the violation; and (iii) damages arising from the breach. Such rights or remedies shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. The prevailing party in any such lawsuit shall further be entitled to recover his reasonable attorneys, fees, court costs and expenses,

         Employer's failure to exercise a right hereunder in the event of a breach by Employee of any term hereof shall not be construed as a waiver of such breach or prevent Employer from thereafter enforcing strict compliance with any and all terms of this Employment Agreement.

         10.      TERMINATION OF AGREEMENT.

                  (a) Employer may terminate this Agreement, effective on a date designated in a written notice to Employee upon the occurrence of any of the following:

                           (i) Failure or refusal of Employee to perform his duties and obligations under this Agreement;

                           (ii)     Death of Employee; or

                           (iii) Disability of Employee, defined as an inability to perform his work for 45 consecutive days, or for 90 days within any 12-month period; or

                           (iv) The  commission by Employee of any felony or any
                  other act constituting fraud, embezzlement or misappropriation of funds (civil or criminal).

In the event of a termination pursuant to this paragraph 10(a), compensation shall be paid on a prorated basis through the date of termination, subject to any rights of offset of Employer.

                  (b) Employer may terminate this Agreement for any reason not specified in paragraph 10(a) hereof, effective on a date designated in a written notice to Employee. In the event of a termination pursuant to this paragraph 10(b), Employee's compensation shall be paid on a prorated basis through the effective date of termination, subject to any rights of offset of Employer; and in addition, Employee shall be paid a termination payment equal to $26,250. Such termination payment shall be subject to any rights of offset of Employer. Such termination payment shall be paid in 12 equal, consecutive semi-monthly installments. Termination payment installments shall be made, until fully paid, on the same days following Employee's termination that Employee would have otherwise received his regular semi-monthly salary payments had he not been terminated.

                  (c) Employee may terminate this Agreement upon sixty (60) days' prior written notice. In the event of a termination pursuant to this paragraph 10(c), compensation shall be paid on a prorated basis through the date of termination, subject to any rights of offset of Employer.

         11. WAIVER OF BREACH. The waiver by the Employer of the breach of any provisions of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

         12. APPLICABLE LAW. This Agreement and the validity of this provision shall be construed under the laws of the State of Iowa.

         13. ENTIRE AGREEMENT. This instrument constitutes the entire agreement of the parties and supersedes and replaces all previous agreements, whether written or oral, relating to the employment relationship of Employer and Employee. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         14. SEPARABILITY OF PROVISIONS. In the event that any provision of this Agreement is found by a Court to be void or unenforceable, the provision shall be construed to be separable from the other provisions of this Agreement, which shall retain full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                              TOP AIR MANUFACTURING, INC.



                                              By: /s/ S. Lee Kling
                                                  S. Lee Kling, Chairman
                                                  of the Board

                                              "Employer"



                                              /s/ Steven R. Lind
                                              Steven R. Lind

                                              "Employee"